Exhibit 23.6

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We have issued our report dated June 8, 2007, accompanying the financial statements of Miami Valley Steel Services, Inc. as of and for the period ended May 13, 2005 that is included in the Registration Statement on Form S-4 (File No. 333-142822, effective October 26, 2007) of Esmark Incorporated. We hereby consent to the incorporation by reference of said report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Chicago, Illinois

January 10, 2008